UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd., Elmsford, NY 10523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 8.01 Other Events.

As previously disclosed, on August 5, 2020, NanoVibronix, Inc. (the “Company”) was notified by the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) that it no longer satisfied the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market (the “Rule”). The Company thereafter presented a compliance plan to the Nasdaq Hearings Panel, which granted the Company an extension through December 15, 2020 to evidence compliance with the Rule.

On December 7, 2020, the Company completed a private placement of its common stock and common-stock equivalents for gross proceeds of approximately $6 million. As a result of the private placement, the Company believes it satisfies the Rule and all other applicable criteria for continued listing on The Nasdaq Capital Market as of the date of this filing. The Company awaits Nasdaq’s formal confirmation of the Company’s compliance with the Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIBRONIX, INC.

Date: December 14, 2020	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer